Exhibit 10.11

RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

Safepoint Holdings, Inc. (the “Company”), pursuant to its 2026 Stock Incentive Plan (as may be amended, restated and/or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of Restricted Stock Units set forth below, each Restricted Stock Unit being a notional unit representing the right to receive one share of Stock, subject to adjustment as provided in the Plan (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice and Agreement (this “Award Agreement”), as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflict with any provision of the Plan, the Plan shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	[•]

Date of Grant:	[•], 20[•]

Vesting Commencement Date:	[•], 20[•]

Number of Restricted Stock Units:	[•]

Vesting Schedule:	[•]

Settlement:

Upon vesting of a Restricted Stock Unit, the Company shall settle each Restricted Stock Unit by delivering to Holder one share of Stock for each Restricted Stock Unit that vested as soon as practicable (but not more than thirty (30) days) following the applicable vesting date (the “Original Issuance Date”). The shares of Stock issued in respect of the Restricted Stock Units may be evidenced in such manner as the Committee shall determine.

Notwithstanding the foregoing, if the Original Issuance Date does not occur (i) during an “open window period” applicable to Holder, (ii) on a date when Holder is permitted to sell shares of Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities (the “Policy”), or (iii) on a date when Holder is otherwise permitted to sell shares of Stock on an established stock exchange or stock market, then such shares will not be delivered on such Original Issuance Date and will instead be delivered on the first business day of the next occurring “open window” period applicable to Holder pursuant to such Policy (regardless of whether Holder has experienced a Termination at such time) or the next business day when Holder is not prohibited from selling shares of Stock on the open market, but in no event later than the later of (x) December 31st of the calendar year in which the Original Issuance Date occurs (that is, the last day of Holder’s taxable year in which the Original Issuance Date occurs), or (y) to the extent permitted by Treasury Regulations Section 1.409A-1(b)(4) without penalty, the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Issuance Date occurs.

Termination:

Section 7(d) of the Plan regarding treatment of Restricted Stock Units upon Termination is incorporated herein by reference and made a part hereof. In the event of Holder’s Termination for any reason, all unvested Restricted Stock Units shall be cancelled and forfeited as of the date of such Termination for no consideration.

General Unsecured Creditor:	Holder shall have only the rights of a general unsecured creditor of the Company until shares of Stock are issued in respect of the Restricted Stock Units.

Transfer Restrictions:

Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units before they vest and are settled, and any attempt to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units in violation of the foregoing shall be null and void.

No Rights as a Stockholder:

Neither the Restricted Stock Units nor this Award Agreement shall entitle Holder to any voting rights or other rights as a stockholder of the Company unless and until the shares of Stock in respect of the Restricted Stock Units have been issued in settlement thereof. Without limiting the generality of the foregoing, no dividends (whether in cash or shares of Stock) or dividend equivalents shall accrue or be paid with respect to any Restricted Stock Units.

Restrictive Covenant Agreement:

As a condition of the grant of Restricted Stock Units hereunder, Holder acknowledges and reaffirms his, her or its obligations and restrictions set forth in any confidentiality, non-compete, non-solicit, invention assignment, or similar agreement or arrangement to which Holder is a party with any of the Company or any of its Affiliates (the “Restrictive Covenants”). Holder acknowledges and agrees that this Award Agreement and the Restrictive Covenants will be considered separate contracts, and the Restrictive Covenants will survive the termination of this Award Agreement for any reason.

Clawback Policy; Share Ownership Guidelines:

Notwithstanding any provision of this Award Agreement to the contrary, any Restricted Stock Units granted to Holder hereunder, together with any compensation paid or shares issued in respect of the Restricted Stock Units, shall be subject to (i) any share ownership guidelines to which the Holder may be subject, and (ii) Section 20(e) of the Plan and, to the extent applicable to Holder, all of the terms and conditions set forth in the Safepoint Holdings, Inc. Policy for the Recovery of Erroneously Awarded Compensation or any other clawback policy implemented by the Company, as in effect from time to time, including, without limitation, any clawback policy adopted to comply with applicable law.

Additional Recovery Right:

Furthermore, the Company reserves the right to determine that Holder shall forfeit any unvested portion of the Restricted Stock Units or recover any portion of the shares underlying the Restricted Stock Units already released to Holder, to the extent permitted by applicable laws, in the event that Holder engages in conduct that is detrimental to the Company or any of its Affiliates, which includes: (i) Holder’s engagement in conduct that constitutes Cause for Holder’s Termination; (ii) Holder’s engagement in fraudulent, intentional, willful, or grossly negligent misconduct, whether by commission or omission; or (iii) Holder’s post-Termination conduct breaches any obligations owed to the Company or any of its Affiliates (including, but not limited to, misappropriation of trade secrets, non-disparagement, confidentiality, non-competition or non-solicitation). The Company’s right to determine whether Holder shall forfeit any unvested portion of the Restricted Stock Units or to recover any portion of the shares underlying the Restricted Stock Units already released to Holder shall not extend to conduct that occurred before the three (3) year period preceding the date on which the Company determines that such event has occurred.

Responsibility for Taxes:

Holder acknowledges that, regardless of any action taken by the Company or, if different, the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Holder’s participation in the Plan and legally applicable to Holder (“Tax-Related Items”) is and remains Holder’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Holder further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Holder’s liability for Tax-Related Items or achieve any particular tax result. Further, if Holder is subject to Tax-Related Items in more than one jurisdiction, Holder acknowledges that the Company and/or the Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, Holder agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all withholding obligations of the Company and/or the Service Recipient with respect to Tax-Related Items. In this regard, Holder authorizes the Company and/or the Service Recipient to: (a) withhold from Holder’s wages or other cash compensation payable to Holder by the Company, the Service Recipient or any Affiliate of the Company, (b) withhold from proceeds of the sale of shares of Stock acquired upon vesting of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company, (c) requiring Holder to tender a cash payment to the Company or an Affiliate of the Company in the amount of the Tax-Related Items, (d) withholding shares of Stock otherwise deliverable to Holder, and/or (e) any other method of withholding determined by the Company to be permitted under the Plan and, to the extent required by applicable law or under the Plan, approved by the Committee.

The Company may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including maximum rates applicable in Holder’s jurisdiction. In the event of over-withholding, Holder may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock) or, if not refunded, Holder may seek a refund from the local tax authorities. In the event of under-withholding, Holder may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligations for Tax-Related Items are satisfied by withholding shares of Stock, for tax purposes, Holder will be deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock is held back solely for the purpose of satisfying the withholding obligations for Tax-Related Items.

The Company shall not be obligated to deliver any shares of Stock to Holder unless and until Holder shall have paid or otherwise satisfied in full the amount of any withholding obligation for Tax-Related Items resulting from the Restricted Stock Units or the shares of Stock subject to the Restricted Stock Units.

Nature of Grant:	By accepting the Restricted Stock Units, Holder acknowledges, understands and agrees that:

(a)   the Plan is established voluntarily by the Company, is wholly discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)   the Plan is operated and the Restricted Stock Units are granted solely by the Company and only the Company is a party to this Award Agreement; accordingly, any rights Holder may have under this Award Agreement may be raised only against the Company but not any of its Affiliates (including, but not limited to, the Service Recipient);

(c) no Affiliate of the Company (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Holder under this Award Agreement;

(d)   the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been awarded in the past;

(e) all decisions with respect to future grants of restricted stock units or other grants, if any, will be at the sole discretion of the Company;

(f) This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other Affiliate of the Company;

(g)   the Restricted Stock Units and Holder’s participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and shall not interfere with the ability of the Company, the Service Recipient or any Affiliate of the Company, as applicable, to terminate Holder’s employment or service;

(h) Holder is voluntarily participating in the Plan;

(i) the Restricted Stock Units and any shares of Stock acquired under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation;

(j) the Restricted Stock Units and any shares of Stock acquired under the Plan, and the income from and value of the same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(k) the future value of the shares of Stock underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of the Restricted Stock Units resulting from Holder’s Termination (for any reason whatsoever and regardless of whether or not later found to be invalid or in breach of applicable law in the jurisdiction where Holder is providing service or the terms of Holder’s employment or other service agreement, if any) and/or the application of the Safepoint Holdings, Inc. Policy for the Recovery of Erroneously Awarded Compensation or any other recoupment, recovery, or clawback policy otherwise required by applicable law; and

(m) unless otherwise agreed with the Company in writing, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of the same, are not granted as consideration for, or in connection with, the service Holder may provide as a director of an Affiliate of the Company.

No Advice Regarding Grant:

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Holder’s participation in the Plan or Holder’s receipt, vesting or settlement of the Restricted Stock Units or the shares of Stock allocated thereto or the sale of such shares of Stock. Holder should consult with Holder’s own personal tax, legal and financial advisors regarding Holder’s participation in the Plan and the Restricted Stock Units before accepting the Restricted Stock Units or otherwise taking any action related to the Restricted Stock Units or the Plan.

Severability:

The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Additional Terms:	The Restricted Stock Units shall be subject to the following additional terms:

•

Any certificates representing the shares of Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable U.S. federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

• This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•

Holder understands that the Restricted Stock Units are intended to be exempt from Section 409A of the Code as a “short term deferral” to the greatest extent possible and the Restricted Stock Units will be administered and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on Holder as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

•

Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock Units (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the U.S. Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.

•

This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its Affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

*   *   *

BY SIGNING BELOW OR OTHERWISE ACCEPTING THE RESTRICTED STOCK UNITS THROUGH THE COMPANY’S DESIGNATED ELECTRONIC ACCEPTANCE PROCESS, HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS UNDER THIS AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

SAFEPOINT HOLDINGS, INC.		HOLDER

By:
	Signature	Signature

Title:		Print Name:

Date:		Date:

[Signature Page to Restricted Stock Unit Grant Notice and Agreement]